FIRST MODIFICATION TO PURCHASE CONTRACT
                          (EDGEWOOD KNOLL APARTMENTS)
                          ---------------------------

     This First Modification to Purchase Contract ( "Modification") is made and entered into this 6th day of March 1998 between R.B.R. & S.T. , North Carolina Limited Partnership ("SELLER") and CORNERSTONE REALTY GROUP, INC. ("Purchaser").

     WHEREAS, Purchaser and Seller entered into a Purchase Contract on the 20th day of January 1998 ("Agreement"); and

     WHEREAS, Purchaser and Seller by letter dated February 18, 1998 modified the Agreement to the extent that Purchaser's time to complete its Inspection Period was extended to March 6, 1998, and

     WHEREAS, Purchaser and Seller now desire to further modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the same meaning ae ascribed to them in the Agreement.

     2. The parties agree that the Purchaser has obtained an engineering report in accordance with the provisions of Article VI, Paragraph 6.1(A) and said engineering report disclosed contamination with friable asbestos containing material as described in the attached letter from Titan Atlantic Group to Cornerstone Realty Income Trust dated March 4, 1998, and that there are 11 oil tanks buried in-ground. During the Inspection Period, Seller shall have a right to receive an estimate from a bona fide licensed abatement contractor to perform the abatement work required under state/Federal law and to adjust the cost by a reduction of the Purchase Price. Purchaser agrees to accept Fifty Thousand ($50,000) Dollars or such other lesser amount as shall be agreed upon subsequent to Sellers submitting a bid from the licensed abatement contractor.


     3. ARTICLE 11, Paragraph 2.2 DEPOSIT is hereby amended to increase the deposit to be placed in escrow within twenty-four (24) hours (except if a Saturday or Sunday) of the execution of the Agreement by both parties to ONE HUNDRED SEVENTY FIVE THOUSAND ($175,000) DOLLARS. Said deposit shall be placed in escrow with the Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below. In the event that the Agreement is terminated as a result of the notice prior to the termination of the Inspection Period, the Escrow Agent shall return the deposit to the Purchaser and this Agreement shall be null and


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void pursuant to the terms of the Agreement

     4. ARTICLE VI, Paragraph 6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS, as first amended by letter of February 18, 1998 is hereby further amended to extend Purchaser's time to complete its Inspection Period to March 13, 1998. It being understood that the only items remaining to be completed during the Inspection Period are those dealing with the title and the Survey and this extension is limited to those two items, and the Purchaser may not terminate the Agreement for any other reason other than provided for in the Contract without forfeiting the Escrow deposit.

     5. ARTICLE VII, Paragraph 7.1 CLOSING is hereby amended to close on or about March 30, 1998.

     6. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     7. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

     8. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Modification on the date first above written.

                                    SELLER:

                                    R.B.R. & S.T., a North Carolina Limited
                                    Partnership
                                    ASHEVILLE MALL, INC., Its General Partner

                                    BY:  /s/   Thomas W. Coleman
                                      --------------------------------------
                                               Thomas W. Coleman
                                               Its Vice President

                                    PURCHASER;

                                    CORNERSTONE REALTY GROUP, INC.

                                    By: /s/ S.J. Olander
                                    ---------------------------------------
                                            S.J. Olander
                                    Its:    Senior Vice President

                                PURCHASE CONTRACT
                                -----------------


     THIS AGREEMENT made and entered into this 20th day of January 1998, between CORNERSTONE REALTY GROUP INC. or its nominee, (hereinafter called "Purchaser") and R.B.R. & S.T., a North Carolina Limited Partnership, (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. Seller agrees to sell and convey and Purchaser agrees to purchase, Seller's real property known as EDGEWOOD KNOLL APARTMENTS located in ASHEVILLE, NC, with all buildings and improvements located thereon, as more particularly described in a legal description to be provided during the "Inspection Period" described in Article VI below and corrected, if needed, upon receipt of the Survey, including, but not limited to one house, two apartments in a converted home dwelling and 164 individually heated apartment units, with all appurtenances, together with all appliances, window treatments, shrubbery and all other personal property, used in connection with the premises, including, the inventory of personal property to be supplied by Seller consisting of all personal property of the Seller which is located upon the real property and used exclusively in the operation of the business upon the real property and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND ($5,750,000) DOLLARS as evidenced by cash or cash equivalent at Closing.

     2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with the Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                   ARTICLE III
                                 TITLE MATTERS

     3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current


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year not yet due and payable and utility  easements  which do not interfere with the present use of the Property.

          (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Purchaser shall procure a commitment for Title Insurance, ("the Commitment"). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter within the Inspection Period. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure. In no event shall Seller be required to cure any defect which would require action other than the payment of a money sum.

     3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser. Such notice of Purchaser's election to terminate shall be given within three (3) business days of Purchaser's receipt of Seller's notice that it has elected not to cure a title defect. Purchaser, at its option, may take the Property subject to any such title defects.

                                   ARTICLE IV
                                   PRORATIONS

     4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the date of Closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of Closing (based on the most recent assessment and the most recent levy).

     4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Notwithstanding the above, Seller shall pay any prepayment penalty charged by the holders of any existing notes and any transfer taxes due at Closing.

     4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above.

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Purchaser  shall  apply rents  received  after  Closing  first to Payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at Closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at Closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

          (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion and which shall have been procured by Purchaser, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days in which to review the reports set forth herein and exercise its right to reject the Property based thereon during the Inspection Period or the right hereunder shall be deemed waived.

          (B) The receipt by Purchaser of Seller documents described in 7.2 below.

          (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct.

          (D) On the condition that there have been no materially or adverse changes to the property or leases.

          (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this

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
acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with any accounting Regulation of the Securities and Exchange Commission.

          (F) The Survey shall be acquired by and at the expense of the Purchaser. Survey shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have at its option thirty (30) days from the date of delivery of the Survey to Seller (with a commensurate extension of the Closing
Date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

     6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

     6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following documents: The current rent roll for the Property; a detailed statement of income and expenses with respect to the Property for the period January 1, 1996 through October 31, 1997, however, if available, Seller shall make books and records available for November and December 1997; the tax bill for the Property for the calendar year 1997; utility bills for the Property for the period November 1, 1996 through October 31, 1997 however, if available, Seller shall make books and records available for November and December 1997; any contract, mortgages, and other documents in the possession of the Seller which create a lien or security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property including loss runs for the calendar years 1995, 1996 and 1997; all service contracts, Certificates of occupancy in the possession of or readily available to the Seller; and a copy of any environmental or engineering reports on the Property in the possession of or readily available to the Seller. All these documents shall be accompanied by a certification by Seller stating that they are accurate and complete to the best of its knowledge and belief as of the date of delivery.

     6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have 30 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

     6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto.

     6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire thirty (30) days from the date of this Agreement or such other date as the parties may agree to in writing.

     6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at Closing. All apartment units vacant for seven (7) days prior to Closing, are to be in a "rent ready" condition (as defined above), at the time of Closing, containing, but not limited to the following amenities, i.e., refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of Closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to Closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

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



                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. The Closing will be held on February 3, 1998 effective as regards prorations to 12:01 a.m., February 1, 1998, or at the election of the Purchaser, the Closing will be held on February 27, 1998 effective as regards prorations to 11:59 p.m, February 28, 1998. The Closing shall occur at a time and place in Asheville, North Carolina, suitable to both parties. The Purchaser shall give and the Seller shall have received written notification of
Purchaser's election of the Closing Date no later than 5:00 p.m. January 28, 1998. The Closing Date shall not otherwise be extended except by mutual written agreement of the parties.

     7.2 SELLER'S DELIVERIES. At Closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessaryl and deliver to Purchaser, the following:

          (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

          (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

          (C) All security and cleaning deposits made by such tenants. Seller will deliver to Purchaser at Closing a notice letter addressed to each tenant as is required notice of such transfer in compliance with the laws of North Carolina.

          (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (E) A rent roll certified by Seller to be true and correct as of the date of Closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (F) An affidavit of Seller that to the best of its information and belief there are, on the date of Closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

          (G) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate

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shall be  dated  within  90 days of  Closing,  bearing  the  Contractor's  name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Purchaser shall notify Seller within three (3) business days that such damage is unacceptable to it at which time Seller may elect to either terminate this Agreement or shall proceed to have any corrective work completed prior to Closing. Should Seller not correct damage prior to Closing, Purchaser, at its option, may either proceed to settlement or may terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

     (H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Paragraph 1.1.

     (I) An assignment of all warranties and guaranties to the extent that such are still in ef fect with copies of all such warranties and guaranties to the extent that such are in the possession of or readily available to the Seller and shall include without limitation all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units.

     (J) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

     (K) Provide documents for the transfer of all utilities consisting of a listing of account numbers pertaining to telephone, electric, water, sewer, and gas. Purchaser shall have opened an account with each utility provider prior to Closing such that all utility accounts may be transferred to the Purchaser.

     (L) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

          (i) An opinion of Seller's counsel, in a form satisfactory to Purchaser, stating that:

               (a) The individual (s) executing the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.



               (b) That the partner or officer can bind the Partnership or Corporation.

     (M) Affidavit that Seller has no actual knowledge

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of the  presence  of any  asbestos  and/or any other  hazardous  material at the
Property other than as shown in a "Phase I" inspection and asbestos report to be made by the Purchaser during the Inspection Period.

     (N) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

     (O) A notice letter as in part referred to in Paragraph 7.2 (c) to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

     (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

     (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. Purchaser shall use its best efforts to complete the audit prior to Closing. This clause shall survive Closing for ninety (90) days.

     7.3 PURCHASER'S DELIVERIES. At Closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

     (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

     (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein in the form attached hereto as EXHIBIT D.

     (C) Deliver to the Seller a resolution of the Purchaser that:

          (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

          (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

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
                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8. 1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of Closing hereof:

          (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

          (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for ninety (90) days following Closing.

          (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents.

          (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property.

          (E) As of the date of this Agreement, Seller has no actual knowledge of any patent or latent defect in the Property or any part thereof.

          (F) Seller has no actual knowledge of any existing or threat of litigation which relates to or which would affect the Property.

          (G) The Property abuts on and has direct vehicular access to a public road.

          (H) All building and other improvements at the Property are located entirely within the boundary lines of the Property.

          (I) Seller has received no notice that any part of the Property or the operation of the Property, is in violation of any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof.

          (J) Seller has received no notice that the

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drainage  within  the  project  is not  satisfactory  and does not comply in all respects with all government regulations.

          (K) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code") , and that Seller will furnish to Purchaser prior to Closing an affidavit in form satisfactory to Purchaser confirming the same.

          (L) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

          (M) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of Closing, Seller shall, up to the date of Closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND Covenants TO THE DATE OF CLOSING . If each of the warranties set forth in this section does not remain true up to and including the time of Closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all deposits made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

     8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of Closing. However, between the date hereof and the Closing, should Seller become aware of an act or event which would cause a breach of representations, warranties or covenants, Seller must notify Purchaser of same at its most reasonable opportunity, after which Paragraph 8.3 shall not apply.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PROPERTY DAMAGE. If, prior to Closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for Closing. If

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
such damage cannot be repaired by such time, Seller shall so notify Purchaser and deliver to it simultaneously therewith a statement of the damages to the Property and an estimate for the repairs and this Agreement may be canceled at the option of the Purchaser with such notice to be given within f ive (5) business days of the notification of its inability to timely repair. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

     9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof or any actual or proposed sale in lieu thereof, the Seller shali give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area) , Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to Closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments. If there is no notice prior to Closing, then this clause shall not survive.

     9.3 RISK OF LOSS. Prior to Closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

     10.1 COMMISSION. Seller agrees to pay a brokerage fee to TESSIER ASSOCIATES, pursuant to a separate agreement between Seller and Broker. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to any broker, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

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
                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, except as set forth in Paragraph 8.3, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees associated with litigation to force Seller to perform and only if Purchaser prevails.

     11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to CORNERSTONE REALTY INCOME TRUST, INC.

     12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in

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interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

     12.10 CONFIDENTIALITY. The parties shall use their best efforts to keep confidential the existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive Closing.

     12.11 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

          (a) EXHIBIT A, the legal description of the Land. (see Paragraph 1.1)

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



                              (b)     EXHIBIT B, list of personal property.
                              (c)     EXHIBIT C, the form of Deed.
                              (d) EXHIBIT D, the form of the Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases. To be provided during the Inspection Period.
                              (e) EXHIBIT E, the form of the Representation Letter.

                                  ARTICLE XIII
                                     NOTICE

     13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

                    To Seller:            R.B.R. & S.T.
                                          c/o R.L. Coleman & Co.
                                          1000 Centrepark Drive
                                          P.O. Box 1636
                                          Asheville, NC 28802-1636

                    With a copy to
                     Seller's Attorneys:


                    To Purchaser:             Mr. Gus Remppies
                                              Cornerstone Realty Group, Inc.
                                              306 E. Main Street
                                              Richmond, VA 23219
                                              Fax: (804) 782-9302

                    With a copy to
                      Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                              Zuckerbrod & Taubenfeld
                                              575 Chestnut St. , P.O. Box 488
                                              Cedarhurst, NY 11516
                                              Fax: (516) 374-3490

                                                     -and-

                                              Ted Oliver, Esq.
                                              Manning, Fulton & Skinner
                                              500 UCB Plaza
                                              3605 Glenwood Avenue
                                              Raleigh, NC    27612
                                              Fax:  (919) 781-0811

     13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable

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



overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

R.B.R. & S.T., A North Carolina Limited Partnership
ASHEVILLE MALL, INC., its General Partner


By: /s/     Richard L. Coleman, Jr.
  ----------------------------------------
            Richard L. Coleman, Jr.
  ----------------------------------------
Its:  President
   ---------------------------------------


PURCHASER:

CORNERSTONX REALTY GROUP, INC.

By: /s/    S.J. Olander
   ---------------------------------------
Its:
           Senior Vice President
    --------------------------------------

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